Exhibit 10.1
FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of May 20, 2021 (this “Agreement”), is entered into between Pareteum Corporation, a Delaware corporation (the “Company”), and High Trail Investments SA LLC (“HT”).
PRELIMINARY STATEMENTS:
WHEREAS, the Company and HT are parties to (i) that certain Senior Secured Convertible Note due 2025, dated as of June 8, 2020 (as amended by that certain Amendment to Senior Secured Convertible Note Due 2025, dated as of July 18, 2020, and that certain Forbearance Agreement, dated as of November 30, 2020, the “Note”), made by the Company to HT, (ii) that certain Warrant to Purchase Common Stock, dated June 8, 2020 (the “June Warrant”), issued by the Company to HT, (iii) that certain Warrant to Purchase Common Stock, dated March 17, 2020 (the “March Warrant”), issued by the Company to HT, (iv) that certain Securities Purchase Agreement, dated as of June 8, 2020 (the “SPA”), between HT and the Company, and (v) that certain Forbearance Agreement dated as of November 30, 2020, between HT and the Company (the “Initial Forbearance Agreement”); and
WHEREAS, pursuant to the terms of the Initial Forbearance Agreement, the Company, inter alia, acknowledged then outstanding and continuing Existing Events of Default (as defined therein); and
WHEREAS, the Initial Forbearance Agreement and certain provisions of the Transaction Documents were amended by those certain side letter agreements dated December 23, 2020, February 1, 2021 and March 1, 2021; and
WHEREAS, the Initial Forbearance Agreement, as amended, expired by its terms, not later than March 31, 2021; and
WHEREAS, HT exercised certain rights and remedies available to HT under the Transactions Documents after expiration of the Initial Forbearance Agreement; and
WHEREAS, the Company has requested that HT agree to again forbear from exercising certain rights and remedies available to HT under the Transaction Documents; and
WHEREAS, HT is, on the terms and conditions stated below, willing to grant such request and to forbear from exercising such rights and remedies as hereinafter set forth;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

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ARTICLE I.
DEFINITIONS
1.01Definitions. The following capitalized terms not otherwise defined herein have the following meanings:
    “Control Agreement” means that certain Deposit Account Control Agreement dated June 8, 2020, among the Company, Capital One Bank, National Association and HT with respect to the account identified in Section 3.03(b).
    “Enforcement Action” means any of the following actions:
(a)any acceleration of any amounts owed under the Note pursuant to Section 11(B)(ii) thereof;
(b)any exercise of any remedy with respect to any collateral of the Company or any of its Subsidiaries under (i) Section 4.6 of the Security Agreement, or (ii) any Control Agreement, the Artilium Pledge Agreement, the Pareteum Europe Pledge Agreement or the Pareteum Europe Security Agreement (each as defined in the Security Agreement);
(c)any action in its capacity as attorney-in-fact for the Company or any of its Subsidiaries pursuant to Section 4.10 of the Security Agreement;
(d)any action to file or initiate, or to join with other Persons in filing or initiating, any proceeding, assignment or appointment described in Section 11(A)(xx) of the Note against the Company or any of its Subsidiaries;
(e)any action to bring, or cause to be brought on its behalf, any charge, cause of action, complaint, demand, mediation, arbitration or other legal proceeding alleging, or arising out of, any breach or alleged breach of the terms and provisions of any Transaction Document;
(f)any action to enforce specifically the rights provided to a party under the SPA or recover damages by reason of any breach of any provision of the SPA; and/or
(g)any action to enforce specifically the rights provided to a party under the Warrant or recover damages by reason of any breach of any provision of the Warrant;
provided, that, for the avoidance of doubt, neither (i) the accrual of Default Interest pursuant to Section 4(B)(ii) of the Note, nor (ii) the conversion of the Note or the increase of the Conversion Rate by the Event of Default Additional Shares upon conversion of the Note shall constitute an Enforcement Action.
“Security Agreement” means that certain Security Agreement, dated as of June 8, 2020, among the Company, certain of its Subsidiaries and HT.

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“Transaction Documents” means the Note, the SPA, the June Warrant, the March Warrant, the Security Agreement, the other Security Documents (as defined in the Security Agreement) and any other Transaction Documents (as defined in the SPA).
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Note or the SPA, as may be applicable.
ARTICLE II.
FORBEARANCE; AMENDMENT
2.01    Forbearance. Effective as of the date hereof and until the Forbearance Termination Date, HT agrees that it shall not take any Enforcement Action in respect of the occurrence and continuance of any Existing Event of Default (as defined below), or encourage any other Person to take or initiate any such Enforcement Action or other action.
2.02    Reservation of Rights.
(a)The execution and delivery of this Agreement by HT, and the acceptance by HT of performance by the Company hereunder (i) shall not constitute a waiver or release of any Existing Event of Default and (ii) except as expressly provided in Section 2.01, shall be without prejudice to, and is not a waiver or release of any right of HT to exercise any and all rights conferred on it under the Transaction Documents or at law or in equity in respect of any Existing Event of Default or otherwise.
(b)The Company acknowledges and agrees that HT expressly reserves all of its rights, remedies, claims and causes of action under the Transaction Documents and pursuant to applicable law, including, without limitation, in regard to the property subject to security interests under the Transaction Documents. HT has not waived any of such rights, remedies, claims or causes of action, and nothing in this Agreement, and no delay on its part in exercising any such rights, remedies, claims or causes of action, may or will be construed as a waiver of any such rights, remedies, claims or causes of action.
(c)On the Forbearance Termination Date, without any further action by HT or any other Person, all of the terms and provisions set forth in the Transaction Documents with respect to any Existing Event of Default shall have the same force and effect as if the agreement in Section 2.01 had never become effective, and HT shall have all of the rights and remedies afforded to it under the Transaction Documents with respect to any such Existing Event of Default as though the agreements in Section 2.01 had never become effective.

(d)Notwithstanding anything contained herein to the contrary, the agreement in Section 2.01 is not intended and shall not be deemed or construed to constitute a waiver of any other Default or Event of Default that hereafter may occur under any Transaction Document or to establish a custom or course of dealing among the parties to this Agreement or any of them. HT shall not be under any obligation to extend the Forbearance Termination Date or to enter into any further agreement in respect of the Existing Events of Default.

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2.03    Termination. The obligation of HT pursuant to Section 2.01 shall terminate without notice or action by any party on the date of the earlier to occur of the following (the “Forbearance Termination Date”): (a) May 31, 2021, or any later date to which such initial date (or any such later date) may be extended as provided below (each an "Outside Date"); (b) the occurrence of any Event of Default (other than an Existing Event of Default); and (c) the initiation of any action by the Company or any other Person to invalidate or limit the enforceability of any of the acknowledgments set forth in Article 3 hereof; provided that each Outside Date shall be automatically extended on such Outside Date by a period of two weeks unless, on or prior to such Outside Date, HT has given notice to the Company that such Outside Date shall not be so extended. For the avoidance of doubt, by operation of the proviso in the preceding sentence, the initial Outside Date is capable of being extended for multiple two week periods prior to HT giving notice to the Company that the then applicable Outside Date shall not be so extended.
2.04    Amendment. Effective as of the date hereof, the definition of the term Event of Default Acceleration Amount in Section 1 of the Note is hereby amended and restated in its entirety, as follows:
““Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred twenty-five percent (125%) of the then outstanding Principal Amount of this Note plus accrued and unpaid interest on this Note.””
2.05    Rule 144 Holding Period.  The Company and HT acknowledge and agree that, as set forth in the SPA, the Note will continue to have a holding period under Rule 144 promulgated under the Securities Act that will be deemed to have commenced as of June 8, 2020.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
In order to induce HT to enter into this Agreement, the Company hereby represents and warrants that on and as of the date hereof after giving effect to this Agreement:
3.01    Existing Events of Default. The Company hereby acknowledges and agrees that the Events of Default set forth in Schedule I to this Agreement (each an “Existing Event of Default”) have occurred and are continuing, each of which independently constitutes an Event of Default and entitles HT to exercise its rights and remedies under the Note, applicable law, or otherwise.
3.02    SPA Representations. The representations and warranties of the Company contained in the SPA are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) to the extent such representations and warranties are not true and correct as a result of any of the Existing Events of Default and (iii) as disclosed in SEC Documents filed subsequent to the date of the SPA.

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3.03    Acknowledgement of Prior Exercise of Remedies. The Company hereby acknowledges, confirms and agrees that following the Forbearance Termination Date of March 31, 2021 (as defined in the Initial Forbearance Agreement, as amended) and based upon the then outstanding and acknowledged Existing Events of Default:
(a)HT was permitted by the terms of Section 11(B)(ii) of the Note to accelerate the maturity of the full Principal Amount of the Note and upon such exercise to declare the Event of Default Acceleration Amount with respect to such Principal Amount, together with any accrued and then unpaid interest, to be due and payable immediately for cash;

(b)In lieu of fully accelerating the Note and demanding immediate payment of the Event of Default Acceleration Amount, HT validly exercised rights available under inter alia, (i) Section 4.6 the Security Agreement and (ii) the Control Agreement by causing funds in the amount of $6,000,000.00 previously held by Capital One, National Association in account number 7057496245 (“Collateral Proceeds”) to be transferred to HT on April 6, 2021;

(c)HT provided timely notice to the Company of the aforesaid exercise of remedies; and

(d)HT was permitted by, inter alia, Section 4.9 of the Security Agreement, to apply the Collateral Proceeds against the outstanding Obligations (as defined in the Security Agreement) then due HT and HT did apply the entirety of the Collateral Proceeds (the “Collateral Application”).

Notwithstanding the foregoing, HT hereby agrees not to exercise its rights under Section11(B)(ii) of the Note until the Forbearance Termination Date.
3.04    Acknowledgment of Indebtedness. The Company hereby acknowledges, confirms, and agrees that:
(a)as of April 1, 2021, after giving effect to the increase in the Principal Amount of the Note in lieu of the payment of Stated Interest on the April 1, 2021 Interest Payment Date pursuant to Section 4.01 hereof, but without giving effect to any Event of Default Acceleration Amount, the Company was indebted to HT under the Note as of such date in the principal amount of $17,762,500;

(b)as of April 6, 2021 and after giving effect to the Collateral Application in the full amount of Collateral Proceeds to the Obligations due from the Company to HT, but without giving effect to any Event of Default Acceleration Amount, the Company was indebted to HT under the Note as of such date in the principal amount of $11,762,500;

(c)as of May 1, 2021, after giving effect to the increase in the Principal Amount of the Note in lieu of the payment of Stated Interest on the May 1, 2021 Interest Payment Date pursuant to Section 4.01 hereof, but without giving effect to any Event of Default Acceleration

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Amount available under Section11(B)(ii) of the Note, the Company was indebted to HT under the Note as of such date in the principal amount of $11,953,937.50; and

(d)as of the date of this Agreement, after giving effect to the increase in the Principal Amount of the Note on account of the Forbearance Fee pursuant to Section 4.01(c) hereof, but without giving effect to any Event of Default Acceleration Amount available under Section 11(B)(ii) of the Note, the Company is indebted to HT under the Note as of the date of this Agreement in the principal amount of $13,453,937.50.

The Company hereby acknowledges, confirms, and agrees that (i) such Principal Amount (or any Event of Default Acceleration Amount as may become due on or after the Forbearance Termination Date), including interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to HT, in each case in accordance with the terms of the Note, as amended by this Agreement, are unconditionally owing by the Company, and (ii) that the Company has entered an Event of Default Conversion Period as a result of the existence of the Existing Events of Default, in each case without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
3.05    Ratification; Reaffirmation. The Company hereby reaffirms and ratifies the Transaction Documents, each as amended, restated, modified, and/or supplemented. The Company hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that (a) all of the Company’s obligations owing to HT under the Transaction Documents are hereby reaffirmed; and (b) the Transaction Documents are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.
3.06    No Default. Except for the Existing Events of Default, no other Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement and the Company hereby acknowledges and agrees that as of the date hereof, it is not aware of any prospective Event of Default other than the Existing Events of Default.

3.07    Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by the Company or any failure of the Company to comply with the covenants, conditions and agreements contained in this Agreement will constitute an immediate default under this Agreement and an immediate Event of Default under the Note. Notwithstanding the agreement to forbear contained in Section 2.01 of the Agreement, in the event that any Person, other than HT, at any time exercises for any reason (including, without limitation, by reason of any present or future Event of Default, or otherwise) any of its rights or remedies against the Company or against the Company's properties or assets, in each case, of the type that would constitute an Event of Default under the terms and provisions of the Note, then such occurrence shall also be deemed to constitute an immediate Event of Default hereunder and under the Note.

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3.08    Binding Effect of Documents. The Company hereby represents, warrants, and covenants that this Agreement has been duly authorized, executed, and delivered to HT by the Company, is enforceable in accordance with its terms, and is in full force and effect.
3.09    No Conflict. The Company hereby represents, warrants, and covenants that the execution, delivery, and performance of this Agreement by the Company will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Liens in favor of HT).
ARTICLE IV.
PAYMENTS IN KIND AND OTHER CONSIDERATION
4.01    HT and the Company hereby agree that:
(a)in full satisfaction of the Company’s obligation to make the payment of Stated Interest on the April 1, 2021 Interest Payment Date, the Principal Amount of the Note was increased, effective as of April 1, 2021, by $262,500;

(b)in full satisfaction of the Company’s obligation to make the payment of Stated Interest on the May 1, 2021 Interest Payment Date, the Principal Amount of the Note was increased, effective as of May 1, 2021, by $191,437.50; and

(c)in consideration of HT’s entry into this Agreement, including the amendment to the Note set forth in Section 2.04 hereof, and in further consideration of the willingness of HT to forbear in the exercise of remedies pursuant to the terms herein, including the right to declare the Event of Default Acceleration Amount under Section11(B)(ii) of the Note immediately due and payable, the Principal Amount of the Note is hereby increased by $1,500,000 (the “Forbearance Fee”).

4.02    HT and the Company hereby agree that on or prior to an Interest Payment date, HT may elect, by written notice thereof to the Company, in lieu of payment of Stated Interest on such Interest Payment Date to instead increase the Principal Amount of the Note on such Interest Payment Date by an amount equal to the payment of Stated Interest otherwise due on such Interest Payment Date.
ARTICLE V.
MISCELLANEOUS
5.01    Effect of Agreement. (a) Each Transaction Document, as specifically supplemented and/or amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the collateral described therein does and shall continue to secure the payment of all amounts due under the Note under the Transaction Documents, in each case as supplemented by this Agreement.

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(b)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of HT under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.
5.02    Covenants. Notwithstanding anything in the Transaction Documents to the contrary, the Company shall comply with all limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Transaction Documents prior to or during the continuance of any Event of Default, and any right or action of the Company set forth in the Transaction Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Events of Default.
5.03    Fees and Expenses. The effectiveness of this Agreement shall be contingent upon the Company paying for the professional fees and disbursements of the advisors for HT in the amount of $40,000.00 within one business day from the date of this Agreement.
5.04    Disclosure of Transactions. On or before 9:30 a.m., New York time, on the fourth business day after the date of the Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreement in the form required by the Exchange Act and attaching the Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to HT by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents regarding the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement other than that certain Confidentiality Agreement entered into between the Company and HT on March 30, 2021 (the “Confidentiality Agreement”), whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and HT or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide HT with any material, non-public information regarding the Company or any of its subsidiaries from and after the date of this Agreement other than pursuant to the terms of the Confidentiality Agreement unless prior thereto HT shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.
5.05    Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule, or regulation governing the time by which HT must commence legal proceedings or otherwise take any action against the Company with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Termination Date and arises under or in respect of the Transaction Documents shall, for each Existing Event of Default, be tolled during the period beginning on the date of occurrence of such Existing Event of Default and ending on the Forbearance Termination Date. The Company agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable

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or legal) to any legal proceeding or other action by HT in the exercise of its rights or remedies referred to in the immediately preceding sentence.
5.06    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.07    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.08    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY: Pareteum Corporation By: /s/ Alexander Korff Alexander Korff, Secretary	HT: High Trail Investments SA, LLC By: /s/ Eric Helenek Eric Helenek, Authorized Signatory

[Signature Page to Forbearance Agreement]
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Schedule I
Existing Events of Defaults.
(i)the Company’s failure, as of October 2, 2020, to have caused either (i) the conversion or exchange of all shares of the Series C Preferred Stock into shares of Common Stock or (ii) the extension of any mandatory redemption date, final maturity date or other applicable repurchase obligation with respect to such Series C Preferred Stock by October 1, 2020, as required by Section 9(R) of the Note;
(ii)(x) the Company’s failure, as of November 1, 2020, to have obtained the Requisite Stockholder Approval by October 31, 2020; and (y) the Company’s failure to have used commercially reasonable efforts to obtain the Requisite Stockholder Approval by October 31, 2020, in each case as required by Section 11(a)(ix) of the Note and Section 4(R) of the SPA;

(iii)the Company’s failure to have timely filed all reports required to be filed with the SEC pursuant to the Exchange Act, as required by Section 4(b) of the SPA;

(iv)the Company’s failure after October 31, 2020 to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, as required by Section 11(A)(xiv) of the Note;

(v)the suspension from trading and failure of the Common Stock to be trading and listed on an Eligible Exchange for a period of three (3) consecutive Trading Days as prohibited by Section 11(A)(xi) of the Note;

(vi)the Company’s failure, as of November 1, 2020, to file restated financial statements with the Commission for (A) the fiscal year ended December 31, 2018, (B) the quarter ended March 31, 2019 and (C) the quarter ended June 30, 2019, in each case on or prior to October 31, 2020 and in compliance with all requirements under the Exchange Act, as required by Section 11(A)(xv) of the Note;

(vii)the Company’s failure under any Transaction Document to provide notice of the Events of Default set forth in clauses (i)-(vi) above prior to the negotiation of this Agreement; and

(viii)the Company’s failure to maintain the minimum liquidity required by Section 9(J) of the Note since the Collateral Application.

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